     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2000


                                                      REGISTRATION NO. 333-36638
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     DISCOVERY PARTNERS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA
   (PRIOR TO REINCORPORATION)
            DELAWARE
    (AFTER REINCORPORATION)                    8731                          33-0655706
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                            ------------------------

                            9640 TOWNE CENTRE DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 455-8600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             MR. RICCARDO PIGLIUCCI
                            CHIEF EXECUTIVE OFFICER
                     DISCOVERY PARTNERS INTERNATIONAL, INC.
                            9640 TOWNE CENTRE DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 455-8600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

            HAYDEN J. TRUBITT, ESQ.                           L. KAY CHANDLER, ESQ.
            SHERRY E. SCHNELL, ESQ.                            JANE K. ADAMS, ESQ.
            KIRT W. SHULDBERG, ESQ.                          DENISE L. WOOLARD, ESQ.
        BROBECK, PHLEGER & HARRISON LLP                         COOLEY GODWARD LLP
              12390 EL CAMINO REAL                       4365 EXECUTIVE DRIVE, SUITE 1100
          SAN DIEGO, CALIFORNIA 92130                      SAN DIEGO, CALIFORNIA 92121
                 (858) 720-2500                                   (858) 550-6000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid by the Registrant are as follows. All amounts other than the SEC registration fee, the NASD filing fees and the Nasdaq National Market listing fee are estimates.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................  $   30,360
NASD filing fee.............................................      12,000
Nasdaq National Market listing fee..........................      95,000
Legal fees and expenses.....................................     500,000
Accounting fees and expenses................................     350,000
Printing and engraving......................................     150,000
Blue Sky fees and expenses (including legal fees)...........       5,000
Transfer agent fees.........................................       3,500
Miscellaneous...............................................      54,140
                                                              ----------
          Total.............................................  $1,200,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification. Reference is also made to Section 7 of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. In addition, certain of the intercompany agreements provide for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant's Certificate of Incorporation and in its Bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. The Registrant, with approval by the Registrant's Board of Directors, expects to obtain directors' and officers' liability insurance. Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                              EXHIBIT
                          DOCUMENT                            NUMBER
                          --------                            -------
Form of Underwriting Agreement..............................   1.1
Form of Certificate of Incorporation of Registrant (to be in
  effect in Delaware upon the closing of this offering).....   3.2
Form of Bylaws of Registrant (to be in effect in Delaware
  upon the closing of this offering)........................   3.4
Form of Indemnification Agreement...........................  10.61

     The Company has entered into indemnification agreements with each of the Company's directors, a form of which is attached as an exhibit hereto and is incorporated herein by reference.

     The Registrant has obtained, and may continue to carry, insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since January 1, 1997, we have issued unregistered securities to a limited number of persons as described below:

          (a) Since January 1, 1997 through May 5, 2000, we issued bonus stock grants, totaling 16,800 shares of common stock to several employees and consultants in consideration for services they had provided us. The fair market value of these shares of common stock on the dates of grant was $0.30 per share, resulting in an aggregate fair market value of $5,040. This grants of common stock were issued pursuant to our 1995 Stock Option/Stock Issuance Plan.

          (b) On October 31, 1997, we sold 333,333 shares of Series C preferred stock at a price of $6.00 per share to a strategic partner for an aggregate purchase price of $2,000,000.

          (c) On May 22 and June 15, 1998 we sold an aggregate of 2,228,945 shares of Series D preferred stock at a price of $7.20 per share to a group of strategic partners and private investors for an aggregate purchase price of $16,048,404.

          (d) On April 7, 2000, we sold an aggregate of 1,392,503 shares of Series E preferred stock at a price of $8.00 per share to a group of private investors for an aggregate purchase price of $11,140,024. We received $5,023,000 in cash from this private sale; the remaining $6,117,024 was used to retire several promissory notes held by certain of the investors in this Series E financing.

          (e) On April 11, 2000, we issued (i) 7,425,000 shares of common stock valued at $8 per share and a warrant to purchase an additional 200,000 shares of common stock at an exercise price of $8 per share to Axys Pharmaceuticals, Inc. ("Axys"), and (ii) 4,641 shares of common stock to a minority stockholder of AAT in connection with our acquisition of AAT pursuant to that certain Agreement and Plan of Merger between us, Axys, DPII Newco, LLC and AAT.

          (f) On May 5, 2000, in conjunction with our acquisition of Structural Proteomics, Inc., we issued 150,000 shares of our common stock to two founders of Structural Proteomics.

          (g) Since January 1, 1997 through May 5, 2000, we have issued warrants to purchase our capital stock in the transactions described below:

             On February 2, 1998 and April 15, 1998 we executed convertible promissory notes in favor of certain existing investors. In connection with these promissory notes, we issued warrants to purchase a number of shares of our common stock that was tied to the amount of time that the promissory note held by such party had any unpaid balance. The warrants issued on February 2 have an exercise price of $0.40 and shall expire no later than February 2, 2004; the warrants issued on April 15 have an exercise price of $0.48 per share and shall expire no later than April 15, 2004.

             On May 22, 1998, each of the convertible promissory notes referenced above was satisfied in full by converting such note into shares of our Series D preferred stock, and in connection with those conversions the number of shares for which each warrant referenced above is exercisable was set, in each case according to the following table:

                                           SHARES OF       SHARES OF
                                          COMMON STOCK    COMMON STOCK
                                           UNDERLYING      UNDERLYING
                                             2/2/98         4/15/98
                  NAME                      WARRANT         WARRANT
                  ----                    ------------    ------------
Enterprise Partners III, L.P............     18,868           4,471
Enterprise Partners III Associates,
  L.P...................................      1,499             355
Mayfield VIII...........................     16,461           3,901
Mayfield Associates Fund II.............        866             205
Crosspoint Venture Partners-1996........     11,210           2,656
                                             ------          ------
                                             48,904          11,588

             On December 10, 1999 and March 9, 2000 we executed convertible promissory notes in favor of certain existing investors. In connection with these promissory notes, we issued warrants to purchase a number of shares of our Series E preferred stock that was tied to the amount of time that the promissory note held by such party had any unpaid balance. The warrants issued on December 10 have an exercise price of $5.00 and shall expire no later than December 10, 2006; the warrants issued on March 9 also have an exercise price of $5.00 per share and shall expire no later than April 15, 2004.

             On April 7, 2000, each of the convertible promissory notes issued on December 10, 1999 and March 9, 2000 was satisfied in full by converting such note into shares of our Series E Preferred Stock, and in connection with those conversions the number of shares for which each warrant issued on December 10, 1999 and March 9, 2000 is exercisable was set, according to the following table:

                                                           SHARES OF
                                                           SERIES E
                                                        PREFERRED STOCK
                                                          UNDERLYING
                        NAME                               WARRANTS
                        ----                            ---------------
Enterprise Partners III, L.P........................         72,487
Enterprise Partners III Associates, L.P.............          5,759
Mayfield VIII.......................................         74,334
Mayfield Associates Fund II.........................          3,912
Crosspoint Venture Partners LS-1997.................         78,246
                                                            -------
                                                            234,739

             On April 28, 2000, in conjunction with the Agreement and Plan of Merger between us, Axys Pharmaceuticals, Inc. ("Axys"), DPII Newco, LLC and Axys Advanced Technologies, Inc., we issued a warrant to Axys to purchase 200,000 of our common shares at an exercise price of $8 per share. This warrant shall expire no later than April 28, 2005.

          (h) The Registrant from time to time has granted stock options to employees and consultants in reliance upon exemption from registration pursuant to either (1) Section 4(2) of the Securities Act of 1933 or (2) Rule 701 promulgated under the Securities Act of 1933. Information regarding such grants is set forth below:

        - From January 1, 1997 through December 31, 1997, we granted options to purchase an aggregate of 488,885 shares of our common stock at exercise prices ranging from $0.30 to $0.40 per share pursuant to our 1995 Stock Option/Stock Issuance Plan.

        - From January 1, 1998 through December 31, 1998, we granted options to purchase an aggregate of 1,087,700 shares of our common stock at exercise prices ranging from $0.40 to $1.50 per share pursuant to our 1995 Stock Option/Stock Issuance Plan.

        - From January 1, 1999 through December 31, 1999, we granted options to purchase an aggregate of 198,500 shares of our common stock at exercise prices ranging from $1.50 to $2.50 per share pursuant to our 1995 Stock Option/Stock Issuance Plan.

        - From January 1, 2000 through May 5, 2000, we granted options to purchase an aggregate of 492,920 shares of our common stock at exercise prices ranging from $2.50 to $8.00 per share pursuant to our 1995 Stock Option/Stock Issuance Plan.

        - From May 6, 2000 through July   , 2000, we granted options to purchase
                         .

     For additional information concerning these transactions, please see "Management -- Benefit Plans" in the Prospectus included in this registration statement.

     The above securities were offered and sold by the Registrant in reliance upon exemptions from registration pursuant to either (1) Section 4(2) of the Securities Act of 1933 as transactions not involving any public offering, or (2) Rule 701 promulgated under the Securities Act of 1933. No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     NUMBER                           DESCRIPTION
    --------                          -----------
     1.1+     Form of Underwriting Agreement.
     2.1      Agreement and Plan of Merger among us DPII Newco, LLC, Axys
              Pharmaceuticals, Inc., and Axys Advanced Technologies, Inc.,
              dated April 11, 2000.
     2.2+     Voting Share Purchase Agreement between us and Dr. Heinrich
              Zinsli, Dr. Ernst Burgisser, Dr. Helmut Kessmann and
              Christoph Grether, dated August 10, 1999.
     2.3+     Second Closing Protocol between us and Dr. Heinrich Zinsli,
              Dr. Ernst Burgisser, Dr. Helmut Kessmann and Christoph
              Grether, dated December 23, 1999.
     2.4+     Non-Voting Share Purchase Agreement between us and Novartis
              AG, dated December 23, 1999.
     2.5+     Stock Purchase Agreement among us, Structural Proteomics,
              Inc., Richard Fine and Boris Klebansky, dated May 5, 2000.
     3.1+     Restated Articles of Incorporation, as amended, in effect in
              California prior to the reincorporation.

     NUMBER                           DESCRIPTION
    --------                          -----------
     3.2+     Certificate of Incorporation in effect in Delaware after the reincorporation.
     3.3+     Bylaws.
     3.4+     Bylaws to be in effect upon the closing of this offering.
     4.1      Specimen common stock certificate.
     5.1      Opinion of Brobeck, Phleger & Harrison LLP.
    10.1      Series E Preferred Stock Purchase Agreement among us and the investors listed on Schedule A thereto, dated April 7, 2000.
    10.2      Second Amended and Restated Investors' Rights Agreement
              among us and the investors listed on Schedule A thereto,
              dated April 28, 2000, as amended.
    10.3      Amended and Restated Shareholders' Agreement among us and
              the investors listed on Schedule A thereto, dated April 7,
              2000, as amended.
    10.4      Amendment No. 3 to Voting Agreement among us and the
              investors listed therein, dated April 28, 2000, as amended.
    10.5+     Common Stock Purchase and Asset Contribution Agreement
              between Axys Pharmaceuticals, Inc. and Axys Advanced
              Technologies, Inc., dated November 17, 1999.
    10.6+     Technology Assignment and License Agreement between Axys
              Pharmaceuticals, Inc. and Axys Advanced Technologies, Inc.,
              dated April 28, 2000.
    10.7+     Non-Competition and Non-Disclosure Agreement between us and
              Axys Pharmaceuticals, Inc., dated April 28, 2000.
    10.8      Indemnity Escrow Agreement between us and Axys
              Pharmaceuticals, Inc., dated April 28, 2000.
    10.9+     Services Agreement between us and Axys Pharmaceuticals,
              Inc., dated April 28, 2000.
    10.10+    First Amendment to Sublease between Axys Pharmaceuticals,
              Inc. and Axys Advanced Technologies, Inc., dated April 28,
              2000.
    10.11+    Compound Purchase Agreement between us and Axys
              Pharmaceuticals, Inc., dated April 28, 2000.
    10.12+    Standstill Agreement between us and Axys Pharmaceuticals,
              Inc., dated April 28, 2000.
    10.13+    Shareholders Agreement between us and Dr. Heinrich Zinsli,
              Dr. Ernst Burgisser and Dr. Helmut Kessmann, dated August
              10, 1999.
    10.14+    Rights Agreement between us, Structural Proteomics, Inc.,
              Richard Fine, Boris Klebansky and Arnold Hagler, dated March
              5, 2000.
    10.15+    Common Stock Purchase Warrant between us and Enterprise
              Partners III, L.P., dated July 18, 1995.
    10.16+    Warrant Agreement to Purchase Shares of Series A Preferred
              Stock between us and Comdisco, Inc., dated February 9, 1996.
    10.17+    Warrant Agreement to Purchase Shares of Series A Preferred
              Stock between us and Comdisco, Inc., dated February 9, 1996.
    10.18+    Form of Warrant to Purchase Shares of Common Stock between us and the entities listed on the attached schedule, dated
              February 2, 1998.
    10.19+    Form of Warrant to Purchase Shares of Common Stock between us and the entities listed on the attached schedule, dated
              April 15, 1998.
    10.20+    Form of Warrant to Purchase Shares of Series A Preferred
              Stock between us and the entities listed on the attached
              schedule, dated May 20, 1998.
    10.21+    Warrant to Purchase Common Stock between us and Crosspoint
              Venture Partners-1996, dated May 20, 1998.
    10.22+    Pledge Agreement between us and Riccardo Pigliucci, dated
              November 30, 1998.

     NUMBER                           DESCRIPTION
    --------                          -----------
    10.23+    Promissory Note issued by Riccardo Pigliucci, dated November
              30, 1998.
    10.24+    Pledge Agreement between us and Riccardo Pigliucci, dated
              January 31, 1999.
    10.25+    Promissory Note issued by Riccardo Pigliucci, dated January
              31, 1999.
    10.26+    Promissory Note and Warrant Purchase Agreement between us
              and the investors listed on Exhibit A thereto, dated
              December 10, 1999.
    10.27+    Form of Promissory Note between us and the entities listed on the attached schedule, dated December 10, 1999.
    10.28+    Form of Warrant to Purchase Shares of Capital Stock between us and the entities listed on the attached schedule, dated
              December 10, 1999.
    10.29+    Promissory Note and Warrant Purchase Agreement between us
              and Crosspoint Venture Partners LS-1997, dated March 9,
              2000.
    10.30+    Promissory Note between us and Crosspoint Venture Partners
              LS-1997, dated March 9, 1999.
    10.31+    Warrant to Purchase Shares of Capital Stock between us and
              Crosspoint Venture Partners LS-1997, dated March 9, 1999.
    10.32+    Master Lease Agreement between us and Comdisco, Inc., dated
              February 9, 1996.
    10.33+    Master Security Agreement between us and General Electric
              Capital Corporation, dated November 1, 1999, as amended.
    10.34+    Equipment Financing Agreement between us and Lease
              Management Services, Inc., dated October 27, 1995, as
              amended.
    10.35     Assignment Agreement between us and Ontogen Corporation,
              dated December 17, 1998.
    10.36+    Standby Letter of Credit between us and Bank of America,
              dated February 3, 1999.
    10.37+    Non-Exclusive Sublicense Agreement between us and Trega
              Biosciences, Inc., dated May 1, 1998.
    10.38+    Indemnification Agreement between us and Sokymat, S.A.,
              dated April 19, 1999.
    10.39++   Strategic Alliance Agreement between us and Bristol-Myers
              Squibb Company, dated May 22, 1998.
    10.40++   Strategic Alliance Agreement between us and Aventis
              (formerly Rhone-Poulenc Rorer International, Inc.), dated
              June 15, 1998.
    10.41++   Combinatorial Chemistry Agreement between Axys
              Pharmaceuticals, Inc. and Warner-Lambert Company, dated May
              15, 1998.
    10.42+    Letter Agreement between Discovery Technology, Ltd. and
              Basler Kantonalbank, dated December 22, 1999.
    10.43+    Loan Agreement between Discovery Technology, Ltd. and
              Novartis International AG, dated December 23, 1999.
    10.44+    Guaranty between us and Novartis International AG, dated
              December 23, 1999.
    10.45+    Industrial Lease between Irvine Company and us, dated
              February 17, 1999.
    10.46+    IRORI (Europe) Limited Lease of Unit 5, dated December 22,
              1997.
    10.47+    Leasehold Contract between Basler Kantonalbank and Discovery
              Technology, Ltd., dated June 18, 1997 (English version).
    10.48+    Leasehold Contract between Basler Kantonalbank and Discovery
              Technology, Ltd., dated June 18, 1997 (German version).
    10.49+    Directorship Agreement between us and Dieter Hoehn, dated
              December 15, 1996.
    10.50+    Letter Agreement terminating Directorship Agreement with
              Dieter Hoehn, dated May 8, 2000.

     NUMBER                           DESCRIPTION
    --------                          -----------
    10.51+++  Key Employment Agreement between us and Riccardo Pigliucci, dated April 17, 1998.
    10.52+    1995 Stock Option/Stock Issuance Plan, as amended.
    10.53+    1995 Stock Option/Stock Issuance Plan, Form of Notice of
              Grant.
    10.54+    1995 Stock Option/Stock Issuance Plan, Form of Stock Option
              Agreement.
    10.55+    1995 Stock Option/Stock Issuance Plan, Form of Stock
              Purchase Agreement.
    10.56+    1995 Stock Option/Stock Issuance Plan, Form of Restricted
              Stock Issuance Agreement.
    10.57+    Axys Advanced Technologies, Inc. 1999 Equity Incentive Plan.
    10.58+    Axys Advanced Technologies, Inc. 1999 Equity Incentive Plan,
              Form of Stock Option Agreement.
    10.59+    2000 Stock Incentive Plan.
    10.60+    2000 Employee Stock Purchase Plan.
    10.61+    Form of Indemnification Agreement between us and each of our directors and officers.
    10.62+++  Employment Contract between us and Dr. Heinrich Zinsli, dated August 10, 1999.
    10.63+    Leasehold Contract between Basler Kantonalbank and Discovery
              Partners Technology, Ltd., dated January 31, 2000 (English version).
    10.64+    Leasehold Contract between Basler Kantonalbank and Discovery
              Partners Technology, Ltd., dated January 31, 2000 (German
              version).
    21.1+     List of Subsidiaries.
    23.1      Consent of Ernst & Young, LLP, independent auditors.
    23.2      Consent of Ernst & Young, LLP, independent auditors.
    23.3      Consent of Brobeck, Phleger & Harrison LLP (included in
              Exhibit 5.1).
    23.4+     Consent of Houlihan Valuation Advisors
    24.1+     Powers of Attorney (See Signature Page on Page II-8).
    27.1+     Financial Data Schedule.


-------------------------

 + Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.


++ Management compensation agreement.

 + Previously filed.

     (b) Financial Statement Schedules.

     None

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 26th day of July, 2000.


                                          DISCOVERY PARTNERS INTERNATIONAL, INC.

                                          By:     /s/ JACK FITZPATRICK
                                            ------------------------------------
                                              Name: Jack Fitzpatrick
                                              Title:  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                       SIGNATURE                                     TITLE(S)                  DATE
                       ---------                                     --------                  ----
                /s/ RICCARDO PIGLIUCCI*                     President, Chief Executive     July 26, 2000
--------------------------------------------------------       Officer and Director
                   Riccardo Pigliucci

                  /s/ JACK FITZPATRICK                        Chief Financial Officer      July 26, 2000
--------------------------------------------------------
                    Jack Fitzpatrick

              /s/ ANDREW E. SENYEI, M.D.*                            Director              July 26, 2000
--------------------------------------------------------
                 Andrew E. Senyei, M.D.

                   /s/ DIETER HOEHN*                                 Director              July 26, 2000
--------------------------------------------------------
                      Dieter Hoehn

              /s/ A. GRANT HEIDRICH, III*                            Director              July 26, 2000
--------------------------------------------------------
                 A. Grant Heidrich, III

                 /s/ DONALD B. MILDER*                               Director              July 26, 2000
--------------------------------------------------------
                    Donald B. Milder

                    /s/ JOHN WALKER*                                 Director              July 26, 2000
--------------------------------------------------------
                      John Walker

                    /s/ ALAN LEWIS*                                  Director              July 26, 2000
--------------------------------------------------------
                       Alan Lewis


* Signed on his behalf by Jack Fitzpatrick, as his attorney in fact.

                               INDEX TO EXHIBITS


     NUMBER                           DESCRIPTION
    --------                          -----------
     1.1+     Form of Underwriting Agreement.
     2.1      Agreement and Plan of Merger among us DPII Newco, LLC, Axys
              Pharmaceuticals, Inc., and Axys Advanced Technologies, Inc.,
              dated April 11, 2000.
     2.2+     Voting Share Purchase Agreement between us and Dr. Heinrich
              Zinsli, Dr. Ernst Burgisser, Dr. Helmut Kessmann and
              Christoph Grether, dated August 10, 1999.
     2.3+     Second Closing Protocol between us and Dr. Heinrich Zinsli,
              Dr. Ernst Burgisser, Dr. Helmut Kessmann and Christoph
              Grether, dated December 23, 1999.
     2.4+     Non-Voting Share Purchase Agreement between us and Novartis
              AG, dated December 23, 1999.
     2.5+     Stock Purchase Agreement among us, Structural Proteomics,
              Inc., Richard Fine and Boris Klebansky, dated May 5, 2000.
     3.1+     Restated Articles of Incorporation, as amended, in effect in
              California prior to the reincorporation.
     3.2+     Certificate of Incorporation in effect in Delaware after the reincorporation.
     3.3+     Bylaws.
     3.4+     Bylaws to be in effect upon the closing of this offering.
     4.1      Specimen common stock certificate.
     5.1      Opinion of Brobeck, Phleger & Harrison LLP.
    10.1      Series E Preferred Stock Purchase Agreement among us and the investors listed on Schedule A thereto, dated April 7, 2000.
    10.2      Second Amended and Restated Investors' Rights Agreement
              among us and the investors listed on Schedule A thereto,
              dated April 28, 2000, as amended.
    10.3      Amended and Restated Shareholders' Agreement among us and
              the investors listed on Schedule A thereto, dated April 7,
              2000, as amended.
    10.4      Amendment No. 3 to Voting Agreement among us and the
              investors listed therein, dated April 28, 2000, as amended.
    10.5+     Common Stock Purchase and Asset Contribution Agreement
              between Axys Pharmaceuticals, Inc. and Axys Advanced
              Technologies, Inc., dated November 17, 1999.
    10.6+     Technology Assignment and License Agreement between Axys
              Pharmaceuticals, Inc. and Axys Advanced Technologies, Inc.,
              dated April 28, 2000.
    10.7+     Non-Competition and Non-Disclosure Agreement between us and
              Axys Pharmaceuticals, Inc., dated April 28, 2000.
    10.8      Indemnity Escrow Agreement between us and Axys
              Pharmaceuticals, Inc., dated April 28, 2000.
    10.9+     Services Agreement between us and Axys Pharmaceuticals,
              Inc., dated April 28, 2000.
    10.10+    First Amendment to Sublease between Axys Pharmaceuticals,
              Inc. and Axys Advanced Technologies, Inc., dated April 28,
              2000.

     NUMBER                           DESCRIPTION
    --------                          -----------
    10.11+    Compound Purchase Agreement between us and Axys
              Pharmaceuticals, Inc., dated April 28, 2000.
    10.12+    Standstill Agreement between us and Axys Pharmaceuticals,
              Inc., dated April 28, 2000.
    10.13+    Shareholders Agreement between us and Dr. Heinrich Zinsli,
              Dr. Ernst Burgisser and Dr. Helmut Kessmann, dated August
              10, 1999.
    10.14+    Rights Agreement between us, Structural Proteomics, Inc.,
              Richard Fine, Boris Klebansky and Arnold Hagler, dated March
              5, 2000.
    10.15+    Common Stock Purchase Warrant between us and Enterprise
              Partners III, L.P., dated July 18, 1995.
    10.16+    Warrant Agreement to Purchase Shares of Series A Preferred
              Stock between us and Comdisco, Inc., dated February 9, 1996.
    10.17+    Warrant Agreement to Purchase Shares of Series A Preferred
              Stock between us and Comdisco, Inc., dated February 9, 1996.
    10.18+    Form of Warrant to Purchase Shares of Common Stock between us and the entities listed on the attached schedule, dated
              February 2, 1998.
    10.19+    Form of Warrant to Purchase Shares of Common Stock between us and the entities listed on the attached schedule, dated
              April 15, 1998.
    10.20+    Form of Warrant to Purchase Shares of Series A Preferred
              Stock between us and the entities listed on the attached
              schedule, dated May 20, 1998.
    10.21+    Warrant to Purchase Common Stock between us and Crosspoint
              Venture Partners-1996, dated May 20, 1998.
    10.22+    Pledge Agreement between us and Riccardo Pigliucci, dated
              November 30, 1998.
    10.23+    Promissory Note issued by Riccardo Pigliucci, dated November
              30, 1998.
    10.24+    Pledge Agreement between us and Riccardo Pigliucci, dated
              January 31, 1999.
    10.25+    Promissory Note issued by Riccardo Pigliucci, dated January
              31, 1999.
    10.26+    Promissory Note and Warrant Purchase Agreement between us
              and the investors listed on Exhibit A thereto, dated
              December 10, 1999.
    10.27+    Form of Promissory Note between us and the entities listed on the attached schedule, dated December 10, 1999.
    10.28+    Form of Warrant to Purchase Shares of Capital Stock between us and the entities listed on the attached schedule, dated
              December 10, 1999.
    10.29+    Promissory Note and Warrant Purchase Agreement between us
              and Crosspoint Venture Partners LS-1997, dated March 9,
              2000.
    10.30+    Promissory Note between us and Crosspoint Venture Partners
              LS-1997, dated March 9, 1999.
    10.31+    Warrant to Purchase Shares of Capital Stock between us and
              Crosspoint Venture Partners LS-1997, dated March 9, 1999.
    10.32+    Master Lease Agreement between us and Comdisco, Inc., dated
              February 9, 1996.
    10.33+    Master Security Agreement between us and General Electric
              Capital Corporation, dated November 1, 1999, as amended.
    10.34+    Equipment Financing Agreement between us and Lease
              Management Services, Inc., dated October 27, 1995, as
              amended.

     NUMBER                           DESCRIPTION
    --------                          -----------
    10.35     Assignment Agreement between us and Ontogen Corporation,
              dated December 17, 1998.
    10.36+    Standby Letter of Credit between us and Bank of America,
              dated February 3, 1999.
    10.37+    Non-Exclusive Sublicense Agreement between us and Trega
              Biosciences, Inc., dated May 1, 1998.
    10.38+    Indemnification Agreement between us and Sokymat, S.A.,
              dated April 19, 1999.
    10.39++   Strategic Alliance Agreement between us and Bristol-Myers
              Squibb Company, dated May 22, 1998.
    10.40++   Strategic Alliance Agreement between us and Aventis
              (formerly Rhone-Poulenc Rorer International, Inc.), dated
              June 15, 1998.
    10.41++   Combinatorial Chemistry Agreement between Axys
              Pharmaceuticals, Inc. and Warner-Lambert Company, dated May
              15, 1998.
    10.42+    Letter Agreement between Discovery Technology, Ltd. and
              Basler Kantonalbank, dated December 22, 1999.
    10.43+    Loan Agreement between Discovery Technology, Ltd. and
              Novartis International AG, dated December 23, 1999.
    10.44+    Guaranty between us and Novartis International AG, dated
              December 23, 1999.
    10.45+    Industrial Lease between Irvine Company and us, dated
              February 17, 1999.
    10.46+    IRORI (Europe) Limited Lease of Unit 5, dated December 22,
              1997.
    10.47+    Leasehold Contract between Basler Kantonalbank and Discovery
              Technology, Ltd., dated June 18, 1997 (English version).
    10.48+    Leasehold Contract between Basler Kantonalbank and Discovery
              Technology, Ltd., dated June 18, 1997 (German version).
    10.49+    Directorship Agreement between us and Dieter Hoehn, dated
              December 15, 1996.
    10.50+    Letter Agreement terminating Directorship Agreement with
              Dieter Hoehn, dated May 8, 2000.
    10.51+++  Key Employment Agreement between us and Riccardo Pigliucci, dated April 17, 1998.
    10.52+    1995 Stock Option/Stock Issuance Plan, as amended.
    10.53+    1995 Stock Option/Stock Issuance Plan, Form of Notice of
              Grant.
    10.54+    1995 Stock Option/Stock Issuance Plan, Form of Stock Option
              Agreement.
    10.55+    1995 Stock Option/Stock Issuance Plan, Form of Stock
              Purchase Agreement.
    10.56+    1995 Stock Option/Stock Issuance Plan, Form of Restricted
              Stock Issuance Agreement.
    10.57+    Axys Advanced Technologies, Inc. 1999 Equity Incentive Plan.
    10.58+    Axys Advanced Technologies, Inc. 1999 Equity Incentive Plan,
              Form of Stock Option Agreement.
    10.59+    2000 Stock Incentive Plan.
    10.60+    2000 Employee Stock Purchase Plan.
    10.61+    Form of Indemnification Agreement between us and each of our directors and officers.

     NUMBER                           DESCRIPTION
    --------                          -----------
    10.62+++  Employment Contract between us and Dr. Heinrich Zinsli, dated August 10, 1999.
    10.63+    Leasehold Contract between Basler Kantonalbank and Discovery
              Partners Technology, Ltd., dated January 31, 2000 (English version).
    10.64+    Leasehold Contract between Basler Kantonalbank and Discovery
              Partners Technology, Ltd., dated January 31, 2000 (German
              version).
    21.1+     List of Subsidiaries.
    23.1      Consent of Ernst & Young, LLP, independent auditors.
    23.2      Consent of Ernst & Young, LLP, independent auditors.
    23.3      Consent of Brobeck, Phleger & Harrison LLP (included in
              Exhibit 5.1).
    23.4+     Consent of Houlihan Valuation Advisors
    24.1+     Powers of Attorney (See Signature Page on Page II-8).
    27.1+     Financial Data Schedule.

-------------------------

 + Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.


++ Management compensation agreement.

 + Previously filed.